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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


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                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) October 1, 1997
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                       BIOJECT MEDICAL TECHNOLOGIES INC.
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               (Exact Name of Registrant as Specified in Charter)


                                     Oregon
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                 (State or Other Jurisdiction of Incorporation)



                 0-15360                              93-1099680
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         (Commission File Number)         (IRS Employer Identification No.)


       7620 SW Bridgeport Road
          Portland, Oregon                                            97224
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(Address of Principal Executive Offices)                            (Zip Code)

Registrant's telephone number, including area code  (503) 639-7221
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                                     N/A
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         (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS

TEXT OF PRESS RELEASE

             BIOJECT MEDICAL TECHNOLOGIES AND ELAN CORPORATION
              FORM JOINT VENTURE AND DRUG DELIVERY ALLIANCE

   Anticipated First Product Is A Patch-Like Sensor and Wrist Watch-Type
    Monitoring Device that Measures Glucose Levels On A 24-Hour Basis

       Elan Agrees To Make $3 Million Equity Investment in Bioject
   And To Invest $500,000 in Bioject's Development of Needle-Free Pre-Fill
                             Technology

Portland, Oregon, October 1, 1997 -- Bioject Medical Technologies
(NASDAQ: BJCT) today announced it has established a joint venture with Elan Corporation, plc (NYSE: ELN) for the research, development, and commercialization of a continuous glucose level monitoring system for diabetics.

The ambulatory monitoring system will comprise a patch-like sensor coupled with a wrist watch-type monitoring device that continuously and precisely measures glucose levels on a 24-hour basis. This real-time monitoring system, whose sensor will require changing only once daily, should serve as the preferred alternative for diabetics who now rely on static glucose monitoring systems requiring self-administered finger-prick readings at least four times daily. Human clinical trials for the monitoring system are expected to begin in early 1998.

Said Jim O'Shea, chairman, president and chief executive officer of Bioject:
"This joint venture provides a platform for us to build our product portfolio in concert with Elan, and marks a new chapter in our own growth and development. Our collaborative effort should significantly enhance the position of both companies in the enormous market for glucose testing. We anticipate building on the alliance with Elan to the benefit of our shareholders, employees and customers."

O'Shea continued: "We are also pleased that Elan will participate in the development of a pre-fill format for our needle-free technology in order to create a unique delivery system for its own pipeline of injectable drugs. Pre-fill formatting - which will allow medicines with standardized dosage to be pre-packaged in needle-free applicators - will benefit a wide range of customers, including pharmaceutical companies that package and distribute the product, and end-users, such as patients and caregivers."

Said Michael Sember, Elan's vice president of planning, investments and development, who will be appointed to Bioject's Board of Directors: "We look forward to working with a highly innovative company like Bioject that has a proven track record in developing and manufacturing products, meeting FDA standards, and bringing products to market. With Bioject, we can collaborate with a strong U.S.-based partner to bring our glucose monitoring technology successfully to market. In addition, our participation in Bioject's development of needle-free pre-fill technology will give Elan access to a new innovative drug delivery system."

Added Sember: "Based on current market studies, we believe the continuous glucose monitoring system we are developing has tremendous market potential.
In contrast to most products in the marketplace, our ambulatory system will provide a disposable skin patch-like sensor that is patient-friendly, minimally invasive, easy to use - coupled with a lightweight monitoring device. In addition, by providing accurate information on a real-time basis at considerably less effort, our continuous system is likely to foster better monitoring. Better monitoring and glucose management can help patients avoid the worst complications of diabetes. We anticipate that our product will be competitively priced accounting for the enhanced performance it will provide over existing technologies in the marketplace."

Established as a majority owned subsidiary of Bioject, this joint venture will be 80.1 percent owned by Bioject and 19.9 percent owned by Elan. The entity will license on an exclusive basis certain manufacturing and marketing rights to Elan's glucose monitoring technology for an initial payment of $15 million. After the commencement of human clinical trials or April 1, 1998, which ever comes first, responsibility for funding further development costs will pass from Elan to the joint venture. In connection with the license agreement and joint venture, Elan and Bioject have entered into financing arrangements that will result in Elan making a loan to - or, subject to a vote of Bioject shareholders, acquiring a significant equity interest in - Bioject. When the technology is approved for market, Elan will receive a royalty on all products sold.

Elan has also agreed to make a $3 million equity investment in Bioject common stock at $1.10 per share. Additionally this equity investment will provide Elan warrants with a five-year expiration to purchase 1.75 million shares of Bioject common stock at $2.50 per share. In a separate transaction, Elan will invest $500,000 in the development of Bioject's pre-fill needle-free injection technology.

The joint venture - which is subject to the execution of definitive agreements and other customary conditions - will have the benefit of Bioject's affiliation with several industry leaders including Jim Weersing who founded LifeScan, Inc., an established industry player now wholly-owned by Johnson & Johnson, and David deWeese, a Bioject board member, who founded Cygnus Therapeutics, Inc., a major producer and developer of drug delivery and diagnostic systems.

Bioject develops, manufactures and markets jet injection systems for needle-free drug delivery. The company's advanced injection management system, the Biojector 2000, has received the Seal of Acceptance from the Alliance of Children's Hospitals, Inc. and is being marketed to hospitals, public health clinics, and physician offices. The company is also developing a system for Hoffmann-La Roche to market specifically with their products.

Elan Corporation, plc is a leading worldwide drug delivery and biopharmaceutical company with its principal research and manufacturing facilities in Ireland, the United States and Israel. Elan's shares trade on the New York, London and Dublin Stock Exchanges.

Certain statements in this press release, including statements concerning the formation of a new subsidiary of Bioject, the development, testing, marketing and product characteristics of glucose monitoring and pre-filled needle-less injection products intended to be developed, and other statements that are not statements of historical fact are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. There are a number of factors which could cause actual events to differ materially from those projected in the forward-looking statements, including uncertainties as to the timely satisfaction of conditions to closing of the agreement, the parties' ability to develop the products presently contemplated, the possibilities of delays, the availability of adequate additional financing, uncertainties involving the ownership and protection of proprietary technology, the possibilities that competing technology could be developed by others and other risks and uncertainties described in Bioject's report on Form 10-K for the fiscal year ended March 31, 1997 and other reports filed with the Securities and Exchange Commission.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           BIOJECT MEDICAL TECHNOLOGIES INC.



Date:    October 1, 1997                   By /s/ Peggy J. Miller
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                                            Peggy J. Miller
                                            Vice President, Chief Financial
                                            Officer, Secretary/Treasurer